Exhibit 3.21

STATE OF DELAWARE

CERTIFICATE OF FORMATION

OF

NORTHSTAR SPECTRUM, LLC

(Pursuant to Section 18-201 of the Delaware Limited Liability Company Act)

The undersigned, as an authorized person, in order to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, does hereby certify as follows:

1.            The name of the company is Northstar Spectrum, LLC (the "Company").

2.            The address of the registered office and the name and address of the registered agent for service of process on the Company in the State of Delaware required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are: Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.

IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Formation on the 3rd day of September, 2014.

By:	/s/ Joseph Mignone
Name: Joseph Mignone
Title: Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 02:05 PM 09/03/2014 FILED 01:51 PM 09/03/2014 SRV 141136413 - 5596612 FILE